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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                          95-4610936
(State of Incorporation or Organization)                       (I.R.S. Employer
                                                             Identification No.)

            26601 AGOURA ROAD                                       91302
          CALABASAS, CALIFORNIA                                   (Zip Code)
(Address of Principal Executive Offices)

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-58579

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                         Subscription Right to Purchase
                                  Common Stock,
                            par value $0.01 per share
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                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Subscription Right to Purchase Common Stock, par value $0.01 per share, being offered pursuant to the Stock Offering, as defined in the Registrant's Amendment No. 1 to Form S-3 on Form S-1 (Registration No. 333-58579), as filed on October 21, 1998, as the same may be amended from time to time (the "S-3 Registration Statement"), is contained on pages 54 through 62 of the prospectus which forms a part of the S-3 Registration Statement, under the caption "The Stock Offering," is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement:

         1. Registrant's S-3 Registration Statement (incorporated by reference);

         2. Form of Subscription Certificate to be used in the Rights Offering (incorporated by reference to Exhibit 99.1 of the S-3 Registration Statement);

         3. Form of Subscription Certificate to be used in the Employee Participation (incorporated by reference to Exhibit 99.2 of the S-3 Registration Statement);

         4. Form of Employee Participation Agreement to be used in the Employee Participation (incorporated by reference to Exhibit 99.3 of the S-3 Registration Statement);

         5. Form of Stock Subscription Agreement to be used in the Employee Participation (incorporated by reference to Exhibit 99.4 of the S-3 Registration Statement);

         6. Form of Securities Pledge Agreement to be used in the Employee Participation (incorporated by reference to Exhibit 99.5 of the S-3 Registration Statement); and

         7. Form of Promissory Note to be used in the Employee Participation (incorporated by reference to Exhibit 99.6 of the S-3 Registration Statement).


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  SUPERIOR NATIONAL INSURANCE GROUP, INC.



Dated:  November 2, 1998          By:  /s/ J. Chris Seaman
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                                           J. Chris Seaman
                                           Executive Vice President and
                                           Chief Financial Officer





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